SECOND AMENDMENT

TO

CREDIT AGREEMENT
dated as of August 27, 2015

among

NOBLE ENERGY, INC.,
as the Borrower,

NBL INTERNATIONAL FINANCE B.V.,
as a Foreign Borrower,

JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent for the Lenders,

and

THE LENDERS PARTY HERETO

J.P. MORGAN SECURITIES LLC,
CITIGROUP GLOBAL MARKETS INC.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
BANK OF TOKYO-MITSUBISHI UFJ, LTD.
MIZUHO BANK, LTD. and DNB MARKETS, INC.
as Joint Lead Arrangers and Joint Bookrunners

CITIBANK N.A.,
as the Syndication Agent for the Lenders,

BANK OF AMERICA, N.A.,
BANK OF TOKYO-MITSUBISHI UFJ, LTD.
MIZUHO BANK, LTD.

and

DNB BANK ASA, NEW YORK BRANCH
as the Documentation Agents for the Lenders

SECOND AMENDMENT TO
CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”) dated as of August 27, 2015 is among NOBLE ENERGY, INC., a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”), NBL INTERNATIONAL FINANCE B.V., a corporation incorporated under the laws of the Kingdom of the Netherlands (the “Foreign Borrower”), each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
A.    The Borrower, the Administrative Agent, the Syndication Agent, the Documentation Agents and the Lenders are parties to that certain Credit Agreement dated as of October 14, 2011 (as increased by the Commitment Increase Agreements each dated as of September 28, 2012, and as amended by the First Amendment to Credit Agreement, dated as of October 3, 2013, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    The Borrower has requested and the Administrative Agent and the Lenders have agreed to make certain changes to the Credit Agreement.
C.    NOW, THEREFORE, to induce the Administrative Agent and the Lenders party hereto to enter into this Second Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Second Amendment. Unless otherwise indicated, all section references in this Second Amendment refer to sections of the Credit Agreement. Upon and after the execution of this Second Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.
Section 2.    Amendments to Credit Agreement.
2.1    Amendments to Definitions.
2.1.1    The following definition of “Anti-Corruption Laws” is hereby added where alphabetically appropriate:
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning bribery or corruption.
2.1.2    The definition of “Applicable Facility Fee Rate” is hereby amended to replace the table in such definition with the following table:

Applicable Rating Level	Applicable Facility Fee Rate
Level I	10.0
Level II	12.5
Level III	17.5
Level IV	20.0
Level V	25.0
2.1.3    The definition of “Applicable Margin” is hereby amended to replace the table in such definition with the following table:

Applicable Rating Level	Applicable Eurodollar Margin	Applicable Base Rate Loan Margin
Level I	90.0	0.0
Level II	100.0	0.0
Level III	107.5	7.5
Level IV	130.0	30.0
Level V	150.0	50.0
2.1.4    The following definition of “ASC Topic 815” is hereby added where alphabetically appropriate:
“ASC Topic 815” means FASB Accounting Standards Codification Topic 815 (formerly FAS 133) entitled “Derivatives and Hedging” issued by the Financial Accounting Standards Board in March of 2008, as amended from time to time.
2.1.5    The definition of “Commitment Amount” is hereby amended to replace the value “$3,000,000,000” with the value “$4,000,000,000”.
2.1.6    The definition of “Consolidated Net Tangible Assets” is hereby amended and restated in its entirety as follows:
“Consolidated Net Tangible Assets” means the total assets of the Borrower and its Subsidiaries (other than any Exempted Subsidiary) as of the most recent Fiscal Quarter end for which a consolidated balance sheet of the Borrower and its Subsidiaries is available, minus all current liabilities (excluding the current portion of any long-term debt) of the Borrower and its Subsidiaries (other than any Exempted Subsidiary) reflected on such balance sheet, minus total goodwill and other intangible assets of the Borrower and its Subsidiaries (other than any Exempted Subsidiary) reflected on such balance sheet, and minus any Project Assets of the Borrower and its Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with GAAP.
2.1.7    The definition of “Debt” is hereby amended and restated in its entirety as follows:
“Debt” means the consolidated Indebtedness of the Borrower and its Subsidiaries; provided, that Debt shall not include any Exempted Subsidiary Indebtedness; provided, further, that if any Indebtedness of an Exempted Subsidiary has recourse to the Borrower or a Subsidiary that is not an Exempted Subsidiary or their respective assets (in each case, other than recourse in respect of Project Assets), then the limit of such recourse (or all of the Indebtedness if unlimited recourse) and, in the case of recourse to assets, the book value of such assets, shall be treated as Debt of the Borrower or such Subsidiary, as applicable.
2.1.8    The final proviso of the definition of “Defaulting Lender” is hereby amended and restated in its entirety as follows:
provided that a Lender shall not be a “Defaulting Lender” (A) solely by reason of events relating to a parent company of such Lender or solely because a governmental authority has been appointed as receiver, conservator, trustee or custodian for such Lender, in each case as described in clause (e) above, so long as the Administrative Agent, in its reasonable discretion, is satisfied that such Lender will continue to perform its funding obligations hereunder or (B) solely by reason of the ownership or control by a governmental authority of such Lender or a direct or indirect parent company of such Lender so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment (except for Export Development Canada) on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
2.1.9    The definition of “Eurodollar Rate” is hereby amended and restated in its entirety as follows:
“Eurodollar Rate” means, with respect to any Eurodollar Borrowing and relative to any Interest Period for Eurodollar Loans, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period) as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service as selected by the Administrative Agent in its reasonable discretion that publishes such rate from time to time as an authorized information vendor for the purpose of displaying such rates; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to U.S. Dollars then the Eurodollar Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
2.1.10    The following definition of “Exempted Subsidiary” is hereby added where alphabetically appropriate:
“Exempted Subsidiary” means a Subsidiary that both (a) is designated by the Borrower as an “Exempted Subsidiary” by written notice to the Administrative Agent and (b) whose assets consist principally of assets related to the Project or equity interests of another Exempted Subsidiary.
2.1.11    The following definition of “Exempted Subsidiary Indebtedness” is hereby added where alphabetically appropriate:

“Exempted Subsidiary Indebtedness” means Indebtedness of Exempted Subsidiaries to the extent such Indebtedness does not have recourse to the Borrower, any Subsidiary that is not an Exempted Subsidiary, or any of their respective assets (in each case, other than recourse in respect of Project Assets).
2.1.12    The definition of “FAS 133” is hereby deleted.
2.1.13    The definition of “FATCA” is hereby amended and restated in its entirety as follows:
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement entered into in connection with the implementation of the foregoing.
2.1.14    The definition of “Federal Funds Rate” is hereby amended and restated in its entirety as follows:
“Federal Funds Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided, that, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
2.1.15    The definition of “Funded Indebtedness” is hereby deleted.
2.1.16    The following definition of “Impacted Interest Period” is hereby added where alphabetically appropriate:
“Impacted Interest Period” has the meaning assigned to it in the definition of “Eurodollar Rate.”
2.1.17    Clause (e) of the definition of “Indebtedness” is hereby amended and restated as follows:
(e)    Indebtedness of others of the type described in clauses (a), (b), (c) or (d) above secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse (such Indebtedness being the lesser of (i) the value of such property on the books of such Person or (ii) the outstanding principal amount of such Indebtedness);
2.1.18    The definition of “Interest Period” is hereby amended and restated in its entirety as follows:
“Interest Period” means, with respect to Eurodollar Borrowings, the period beginning on (and including) the date on which such Eurodollar Borrowing is made or continued as, or converted into, a Eurodollar Borrowing pursuant to Section 2.5 or 2.6 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three, six or twelve months or one week thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), or such other time period acceptable to each Lender, in each case, as the Borrower may select in its relevant notice pursuant to Section 2.5, provided, however, that (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates; (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to Eurodollar Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and (c) no Interest Period may end later than the Maturity Date.
2.1.19    The following definition of “Interpolated Rate” is hereby added where alphabetically appropriate:
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.
2.1.20    The definition of “Issuing Bank” is hereby amended and restated in its entirety as follows:
“Issuing Bank” means (a) each of JPMCB, Citibank, N.A., Bank of America, N.A., Bank of Tokyo-Mitsubishi UFJ, Ltd., Mizuho Bank, Ltd. and DNB Bank ASA, New York Branch, in its capacity as the issuer of Letters of Credit hereunder, and their respective successors in such capacity as provided in Section 2.11(i), as well as (b) any other Lender that, at the request of the Borrower and with the consent of the Administrative Agent, agrees, in such Lender’s discretion, to become an Issuing Bank for purposes of issuing Letters of Credit pursuant to Section 2.11; provided that the Issuing Banks shall at no time be requested or otherwise required to issue Letters of Credit with an aggregate LC Exposure in excess of $500,000,000. An Issuing Bank may, with the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” shall be deemed to be a reference to the relevant Issuing Bank.
2.1.21    The following definition of “LC Commitment” is hereby added where alphabetically appropriate:
“LC Commitment” means, with respect to each Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit pursuant to Section 2.11 of this Agreement, initially in the amount set forth opposite such Issuing Bank’s name on Schedule IIB (as may be amended from time to time by the Administrative Agent, the Borrower and such Issuing Bank).

2.1.22    The following definition of “LIBO Screen Rate” is hereby added where alphabetically appropriate:
“LIBO Screen Rate” has the meaning assigned to it in the definition of “Eurodollar Rate.”
2.1.23    The definition of “Material Subsidiary” is hereby amended and restated in its entirety as follows:
“Material Subsidiary” means each Subsidiary of the Borrower now existing or hereafter acquired or formed by the Borrower that (a) on a consolidated basis for such Subsidiary and its Subsidiaries, as of the last day of any Fiscal Quarter, was the owner of more than five percent (5%) of the Consolidated Net Tangible Assets of the Borrower and its Subsidiaries or (b) is a Foreign Borrower; provided that no Exempted Subsidiary shall be deemed to be a Material Subsidiary.
2.1.24    Clause (a) of the definition of “Maturity Date” is hereby amended and restated to read as follows:
(a)    August 27, 2020, and for any Lender agreeing to extend its Maturity Date pursuant to Section 2.10, the date on August 27, in each year thereafter pursuant to which the Maturity Date of such Lender has been extended;
2.1.25    The following definition of “Project” is hereby added where alphabetically appropriate:
“Project” means a project constituting and/or directly related to oil, gas and energy exploration, development and/or production in the eastern Mediterranean Sea and such infrastructure, transportation, processing, marketing and/or other handling activities as may be incidental or related thereto.
2.1.26    The following definition of “Project Assets” is hereby added where alphabetically appropriate.
“Project Assets” means (a) the assets of each Exempted Subsidiary (including equity interests of another Exempted Subsidiary) and (b) any assets of the Borrower and its Subsidiaries to the extent directly related to the Project (including equity interests in Exempted Subsidiaries but excluding any physical assets not located in the geographic vicinity of the eastern Mediterranean Sea) at any time directly or indirectly made subject to a Lien in favor of any Person as collateral security for Indebtedness of an Exempted Subsidiary.
2.1.27    The following definition of “Sanctioned Country” is hereby added where alphabetically appropriate:
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
2.1.28    The following definition of “Sanctioned Person” is hereby added where alphabetically appropriate:

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, Canada, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person that the Borrower knows is owned 50 percent or more by any such Person or Persons described in the foregoing clauses (a) or (b).
2.1.29    The following definition of “Sanctions” is hereby added where alphabetically appropriate:
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, Canada, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
2.1.30    The following definition of “Second Amendment” is hereby added where alphabetically appropriate:
“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of August 27, 2015, among the Borrower, the Foreign Borrower party thereto, the Administrative Agent and the Lenders party thereto.

2.1.31    The definition of “Stockholders’ Equity” is hereby amended and restated in its entirety as follows:
“Stockholders’ Equity” means, as of the time for which any determination thereof is to be made, (a) shareholders’ equity of the Borrower and its consolidated Subsidiaries (excluding any shareholders’ equity attributable to Exempted Subsidiaries) determined in accordance with GAAP, plus (b) the absolute cumulative amount by which such shareholders’ equity shall have been reduced by reason of non-cash write downs of oil and gas assets (i) in the amount included in Exhibit A of the compliance certificate delivered by the Borrower for the quarter ending June 30, 2015 (for the avoidance of doubt, not to exceed the amount specified on Annex A to the Second Amendment) and (ii) from time to time after June 30, 2015 and (c) either plus the amount by which such shareholders’ equity shall have been reduced by reason of any non-cash loss or minus the amount by which such shareholders’ equity shall have been increased by reason of any non-cash gain, in either case from changes in mark-to-market value of hedges, net of tax, resulting from the requirements of ASC Topic 815.
2.1.32    The following definition of “Swingline Commitment” is hereby added where alphabetically appropriate:
“Swingline Commitment” means, with respect to each Swingline Lender, the obligation of such Swingline Lender to make Swingline Loans pursuant to Section 2.1.2 of this Agreement, initially in the amount set forth opposite such Swingline Lender’s name on Schedule IIA (as may be amended from time to time by the Administrative Agent, the Borrower and such Swingline Lender).
2.1.33    The definition of “Swingline Lender” is hereby amended and restated in its entirety as follows:

“Swingline Lenders” means (a) JPMCB, Citibank, N.A. and Bank of America, N.A., each in its capacity as lender of Swingline Loans hereunder, and (b) any other Lender that, at the request of the Borrower and with the consent of the Administrative Agent, agrees, in such Lender’s discretion, to become a Swingline Lender for purposes of making Swingline Loans pursuant to Section 2.1.2.
2.2    Amendments to Article II.
2.2.1    Section 2.1.2 is hereby amended and restated in its entirety as follows:
SECTION 2.1.2 Swingline Loans. Subject to the terms and conditions set forth herein, from time to time during the Availability Period, each Swingline Lender severally agrees to make Swingline Loans to the Borrower in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans made by such Swingline Lender exceeding such Swingline Lender’s Swingline Commitment, (ii) such Swingline Lender’s Revolving Credit Exposure exceeding its Commitment, or (iii) the sum of the total Revolving Credit Exposure exceeding the total Commitments; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
2.2.2    Section 2.5.1 is hereby amended and restated in its entirety as follows:
SECTION 2.5.1 Base Rate Loans. The Administrative Agent shall receive written or telegraphic notice from the Borrower on or before 10:00 a.m. Central time on the date of the proposed Borrowing of a Base Rate Loan (including any such notice of the Borrowing of a Base Rate Loan to finance the reimbursement of an LC Disbursement as contemplated by Section 2.11(e)) and the amount of such Borrowing (which shall be in a minimum amount of $5,000,000 and an integral multiple of $1,000,000 unless such Borrowing is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.11(e)), and the Administrative Agent shall advise each Lender thereof promptly thereafter. Not later than 1:00 p.m., Central time, on the date specified in such notice for such Borrowing, each Lender shall provide to the Administrative Agent at the Payment Office, same day or immediately available funds covering such Lender’s Percentage of the requested Base Rate Loan. Upon fulfillment of the applicable conditions set forth in Article V with respect to such Base Rate Loan, the Administrative Agent shall make available to the Borrower the proceeds of each Base Rate Loan (to the extent received from the Lenders) by wire transfer of such proceeds to such account(s) as the Borrower shall have specified in the Borrowing Request.
2.2.3    Section 2.5.3 is hereby amended and restated in its entirety as follows:
SECTION 2.5.3 Swingline Loans.
(a)    To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 2:00 p.m., Central time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan(which shall be in a minimum amount of $5,000,000 and an integral multiple of $1,000,000) and whether the Swingline Loan will be a Base Rate Loan or an ASK Rate Loan. The Administrative Agent will promptly advise the Swingline Lenders of any such notice received from the Borrower. Each Swingline Lender shall make its ratable portion of the requested Swingline Loan (such ratable portion to be calculated based upon such Swingline Lender’s Swingline Commitment to the total

Swingline Commitments of all of the Swingline Lenders) available to the Borrower by means of a credit to an account of the Borrower with the Administrative Agent designated for such purpose by 3:00 p.m., Central time, on the requested date of such Swingline Loan.
(b)    The failure of any Swingline Lender to make its ratable portion of a Swingline Loan shall not relieve any other Swingline Lender of its obligation hereunder to make its ratable portion of such Swingline Loan on the date of such Swingline Loan, but no Swingline Lender shall be responsible for the failure of any other Swingline Lender to make the ratable portion of a Swingline Loan to be made by such other Swingline Lender on the date of any Swingline Loan.
(c)    Any Swingline Lender may by written notice given to the Administrative Agent require the Lenders to acquire participations in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Percentage of such Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 2:00 p.m., Central time, on a Business Day then no later than 5:00 p.m. Central time on such Business Day, and if received after 2:00 p.m., Central time, on a Business Day then no later than 10:00 a.m., Central time, on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of such Swingline Lenders, such Lender’s Percentage of such Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.7 with respect to Loans made by such Lender (and Section 2.7 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Swingline Lenders the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to such Swingline Lenders. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lenders, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
2.2.4    Section 2.10(a) is hereby amended to delete the words “October 3, 2013” in the first sentence thereof, and replace the reference thereto with “August 27, 2015”.
2.2.5    Section 2.11(a) is hereby amended and restated in its entirety as follows:

(a)    General. Subject to the terms and conditions set forth herein, any Loan Party may request the issuance of Letters of Credit for its own account or for the account of any of its Subsidiaries, in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period; provided that no Letter of Credit shall be issued if (i) the aggregate LC Exposure would exceed $500,000,000, (ii) the total Revolving Credit Exposures would exceed the Total Commitment or (iii) the LC Exposure of any Issuing Bank would exceed the LC Commitment of such Issuing Bank. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
2.2.6    Section 2.11(i) is hereby amended and restated in its entirety as follows:
(i)    Removal of an Issuing Bank. Any Issuing Bank may be removed or replaced at any time by written agreement among the Borrower, the Administrative Agent and the successor Issuing Bank, if any. The Administrative Agent shall notify the Lenders of any such removal or replacement of an Issuing Bank. At the time any such removal or replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the removed or replaced Issuing Bank pursuant to Section 3.3.3. If such Issuing Bank is replaced, from and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the removal or replacement of an Issuing Bank hereunder, the removed or replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such removal or replacement, but shall not be required to issue additional Letters of Credit.
2.2.7    The first sentence of Section 2.12.1 is hereby amended and restated in its entirety as follows:
Subject to the terms and conditions set forth herein, the Borrower shall have the right, from time to time, with the prior consent of the Administrative Agent, to request that one or more Lenders allocate any portion of the then-available Total Commitments (each such allocation being a “Foreign Borrower Sub-Facility”) to one or more of its Subsidiaries (other than any Exempted Subsidiary) as a Foreign Borrower.
2.3    Amendments to Article III.
2.3.1    Section 3.1(a) is hereby amended and restated in its entirety as follows:
(a)    may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that (i) any such prepayment shall be applied to the Lenders among Loans having the same Type and, if applicable, having the same Interest Period; (ii) all such voluntary prepayments of Eurodollar Loans shall require at least three Business Days’ prior written notice to the Administrative Agent; (iii) all such voluntary prepayments of Base Rate Loans shall be permitted on the same day as written notice is received by the Administrative Agent; (iv) all such voluntary prepayments of Swingline Loans shall be permitted on the same day as written notice is received by the Administrative Agent and the Swingline Lender; and (v) except in the case of a prepayment pursuant to Section 3.1(c), all such voluntary partial prepayments shall be in an minimum amount of $5,000,000 and an integral multiple of $1,000,000;
2.3.2    The first sentence of Section 3.3.3 is hereby amended and restated in its entirety as follows:
The Borrower agrees to pay, quarterly in arrears (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Financial Letters of Credit, which shall accrue at the same Applicable Margin then in effect used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure attributable to Financial Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) for such quarter during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure; (ii) to the Administrative Agent for the account of each Lender, a participation fee with respect to Performance Letters of Credit at the per annum rate set forth below then in effect on the face amount of each such Performance Letter of Credit, such commission to be shared ratably among the Lenders having participation interests therein and (iii) to each Issuing Bank a fronting fee to be agreed with such Issuing Bank (but in any event not to exceed .150% per annum) which fronting fee shall accrue on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) applicable to such Issuing Bank for such quarter during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.
2.4    Amendments to Article IV.
2.4.1    The introductory clause of the second sentence of Section 4.6.1 is hereby amended and restated in its entirety as follows:
In the event that any withholding or deduction from any payment to be made by or on account of any obligation of any Loan Party under any Loan Document is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the applicable Loan Party will, within fifteen days
2.4.2    Section 4.6.4 shall be amended such that the reference to “Form W-8BEN” shall be amended to refer to “Form W-8BEN, Form W-8BEN-E, Form W-8IMY (with documentation of the direct and indirect beneficial owners of such entity attached thereto)”.
2.4.3    Section 4.6.7 shall be amended and restated in its entirety as follows:
Section 4.6.7 Each Lender and the Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
2.5    Amendments to Article VI.
2.5.1    The last sentence of Section 6.3 is hereby amended and restated in its entirety as follows:

Neither the Borrower nor any of its Subsidiaries is or is “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.5.2    Section 6.15 is hereby amended and restated in its entirety as follows:
SECTION 6.15 Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents (acting in their capacity as such) with applicable Anti-Corruption Laws and Sanctions. The Borrower and each of its Subsidiaries is in compliance with all applicable Anti-Corruption Laws and Sanctions. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors or officers, or (b) to the knowledge of the Borrower, any employee or agent of the Borrower or any Subsidiary (in each case, acting in their capacity as such), is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.
2.6    Amendments to Article VII.
2.6.1    Section 7.2.2 is hereby amended to delete the text “; and” at the end of clause (p) thereof, renumber clause (q) as clause (r) thereof, and insert a new clause (q) thereof to read as follows:
(q)    Liens on Project Assets; and
2.6.2    Section 7.2.4 is hereby amended to delete the text “; and” at the end of clause (f) thereof, renumber clause (g) as clause (h) thereof, and insert a new clause (g) thereof to read as follows:
(g)    Exempted Subsidiary Indebtedness; and
2.6.3    Section 7.2.6 is hereby amended and restated in its entirety as follows:
SECTION 7.2.6 Restrictive Agreements. The Borrower will not and will not permit any of its Material Subsidiaries to enter into any agreement prohibiting the ability of any Material Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Material Subsidiary to make any payment, directly or indirectly, to the Borrower, other than (i) agreements or arrangements in respect of Indebtedness of a Person which exist at the time such Person is merged or amalgamated with a Subsidiary or existing at the time such Person becomes a Subsidiary, so long as such Indebtedness was not created in anticipation thereof and in respect of Indebtedness secured by a Lien encumbering any assets acquired by a Subsidiary, so long as such Indebtedness was not created in anticipation thereof and extensions, refinancings, renewals or replacements that would be permitted under Section 7.2.4, and (ii) agreements or arrangements with respect to which the sum of all Indebtedness entitled to the benefit of such agreements or arrangements plus the aggregate Minority Equity Value of all Material Subsidiaries subject to such restriction does not exceed 10% of Consolidated Net Tangible Assets; where the term “Minority Equity Value” means the product of the Consolidated Net Tangible Assets attributable to such Material Subsidiary (but without reduction for minority equity interests) times the percentage of the equity interests of such Material Subsidiary owned by a Person other than the Borrower and its Subsidiaries that are entitled to the benefit of such agreement or arrangement.

2.6.4    Section 7.2 is amended to include the following new Section 7.2.7:
SECTION 7.2.7 Anti-Corruption Laws and Sanctions. The Borrower will not directly, or to the Borrower’s knowledge, indirectly, use the proceeds of any Borrowing or Letter of Credit (A) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transactions would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (B) in any other manner that would result in a violation of Sanctions or applicable Anti-Corruption Laws applicable to any party hereto.
2.7    Amendment to Article VIII. Section 8.1.3 is hereby amended by (a) deleting the word “or” appearing immediately after “7.2.5” and immediately preceding “7.2.6” and replacing it with “, ” and (b) adding “or 7.2.7” immediately following “7.2.6” and immediately preceding the proviso at the end of such Section.
2.8    Amendments to Article X.
2.8.1    Section 10.1 is hereby amended by (a) deleting the word “or” appearing before clause (e) thereof and replacing it with “,” and adding the following as a new clause (f) immediately following clause (e) and immediately preceding the proviso at the end of the first sentence of Section 10.1:
or (f) amend Section 2.11(c) to permit any Letter of Credit to expire after the Maturity Date without the consent of any Lender that is adversely affected thereby
2.8.2    The first paragraph of Section 10.10.1 is hereby amended and restated in its entirety as follows:
SECTION 10.10.1 Assignments. Any Lender at any time may assign and delegate:
(a)    with notice to (but without the consent of) the Administrative Agent, the Swingline Lenders, the Issuing Banks and the Borrower, to any of its Affiliates or to any other Lender (or with respect to a Swingline Loan or Swingline Commitment, any other Swingline Lender), Lender Affiliate (or with respect to a Swingline Loan or Swingline Commitment, a Lender Affiliate of any Swingline Lender) or Approved Fund (other than (i) any Lender that is, at such time, a Defaulting Lender, (ii) any natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), and (iii) for the avoidance of doubt, the Borrower or any Affiliate of the Borrower), and
(b)    with the written consent (which consent shall not be unreasonably delayed or withheld) of the Administrative Agent, each Swingline Lender, each Issuing Bank and, if no Event of Default has occurred and is continuing, the Borrower (such consent of the Borrower being deemed given if the Borrower does not respond within five (5) Business Days of the Borrower’s receipt of written notice of such assignment) , to one or more commercial banks or other financial institutions not described in clause (a) above (each Person described in this clause (b) or the foregoing clause (a) as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an “Assignee Lender”), all or any fraction of such Lender’s total Loans and Commitments pursuant to a Lender Assignment Agreement executed by such Assignee Lender and such assigning Lender (and, in the case of an Assignee Lender described in clause (b) above, the Borrower (if applicable), the Administrative

Agent, each Swingline Lender and each Issuing Bank); provided that (i) such assignment and delegation shall be (x) of a constant, and not a varying, percentage of all the assigning Lender’s Loans and Commitments (and/or such Lender’s Swingline Loans and Swingline Commitment, if applicable) and which shall be of equal pro rata shares of the Facility, and (y) in a minimum aggregate amount of $5,000,000 (or in a minimum amount of $1,000,000 in the case of an assignment to an Approved Fund with respect to which such Approved Fund plus the Lender or an Affiliate of such Lender who administers or manages such Approved Fund plus other Approved Funds administered or managed by the such Lender or an Affiliate of such Lender will then hold an amount of $5,000,000 or more), (ii) any such Assignee Lender will comply, if applicable, with the provisions of Section 4.6.5, and (iii) the Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with such assigning Lender in connection with the interests so assigned and delegated to an Assignee Lender until (A) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Administrative Agent by such Lender and such Assignee Lender, (B) such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent, (C) such Assignee Lender shall have delivered to the Administrative Agent an Administrative Questionnaire, and (D) the processing fees described below shall have been paid. For the purposes of this Section 10.10.1, the term “Approved Fund” has the following meaning:
2.8.3    Section 10.10.1 and Section 10.10.2 are hereby amended such that each instance of the phrase “acting solely for this purpose as an agent of the Borrower” appearing in such Sections is replaced with “acting solely for this purpose as a non-fiduciary agent of the Borrower”
2.8.4    Section 10.12 is hereby amended and restated in its entirety as follows:
SECTION 10.12 Confidentiality. Each of the Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and other information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. For the purposes of this Section, “Information” means all information received from the Borrower or any of its Affiliates relating to the Borrower and its Subsidiaries or their business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Affiliates; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 3.    Amendment to Schedules. The Credit Agreement shall be amended by adding the Schedules IIA and IIB attached to this Second Amendment as new Schedules IIA and IIB to the Credit Agreement. The listing of Schedules immediately following the table of contents shall be amended by adding references to such Schedules in appropriate numerical order.
Section 4.    Assignment and Reallocations of Commitments. The Lenders have agreed among themselves (a) to assign and reallocate the Commitments and Revolving Credit Exposures such that after giving effect to such assignment, reallocation and the other assignments contemplated by this Section 4, the Commitments of the Lenders shall be set forth on Schedule II to this Second Amendment, (b) to allow Goldman Sachs Bank USA, to become a party to the Credit Agreement as a “Lender” (the “New Lender”), and (c) to permit each of Lloyds TSB Bank PLC and Standard Chartered Bank (each, an “Exiting Lender”) to assign all of its Commitments and Revolving Credit Exposure to other Lenders and cease to be a Lender under the Agreement.
Each of the Administrative Agent, each Swingline Lender, each Issuing Bank and the Borrower hereby consents to (a) the reallocation of the Commitments and Revolving Credit Exposures, (b) the New Lender’s acquisition of an interest in the Commitments and Revolving Credit Exposures and (c) the assignment by each Exiting Lender of all of its respective Commitment and Revolving Credit Exposure. The assignments by the Lenders, including the Exiting Lenders, necessary to effect the reallocation of the Commitments and Revolving Credit Exposures and the assumptions by the New Lender necessary for the New Lender to acquire such interests are hereby consummated pursuant to the terms and provisions of this Section 4 of this Second Amendment and Section 10.10.1 of the Credit Agreement; including, without limitation, payment to each Exiting Lender of any and all amounts due and owing to such Exiting Lender with respect to any outstanding Revolving Credit Exposures, any interest thereon, and fees or other amounts payable hereunder on the Amendment Effective Date, and the Borrower, the Administrative Agent, each Issuing Bank, each Lender, including the New Lender, and each Exiting Lender, hereby consummates such assignment pursuant to the terms, provisions and representations of the Assignment Agreement attached as Exhibit 10.10 as if each of them had executed and delivered an Assignment Agreement (with the effective date being the Amendment Effective Date); provided that (i) the Administrative Agent hereby waives the $3,500 processing and recordation fee set forth in Section 10.10.1 with respect to such assignments and assumptions, and (ii) the New Lender shall have delivered to the Borrower (with a copy to the Administrative Agent) the documentation required pursuant to Section 4.6.4. On the Amendment Effective Date and after giving effect to such assignments and assumptions, the Commitment of each Lender shall be as set forth on Schedule II to this Second Amendment. Each Lender hereby consents and agrees to the Commitments as set forth on Schedule II of this Second Amendment and such Schedule II shall replace and supersede Schedule II to the Credit Agreement. Each Exiting Lender shall execute this Second Amendment solely for purposes of this Section 4.

Section 5.    Conditions Precedent. This Second Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.1 of the Credit Agreement) (such date, the “Amendment Effective Date”):
5.1    The Administrative Agent shall have received from the Borrower and each of the Lenders, counterparts (in such number as may be requested by the Administrative Agent) of this Second Amendment signed on behalf of such Person.
5.2    The Administrative Agent shall have received from each of the Borrower and the Foreign Borrower a certificate, dated as of the date hereof, of an Authorized Officer of such Person certifying that attached thereto are true, correct and complete copies of the Organic Documents of such Person, together with all amendments thereto.
5.3    The Administrative Agent shall have received a favorable opinion, dated the date hereof and addressed to the Administrative Agent and all Lenders, from Thompson & Knight L.L.P., counsel to the Borrower.
5.4    The Administrative Agent shall have received a favorable opinion, dated the date hereof and addressed to the Administrative Agent and all Lenders, from Deloitte Legal B.V., counsel to the Foreign Borrower.
5.5    The Administrative Agent, the Arranger and the Lenders shall have received all fees and amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.
5.6    No material adverse change in the consolidated business, condition (financial or otherwise), operations, performance or properties of any of the Borrower and its consolidated Subsidiaries taken as a whole since December 31, 2014, except as otherwise disclosed on a disclosure schedule to this Second Amendment.
5.7    No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Second Amendment.
5.8    Execution and delivery of Notes, if requested.
The Administrative Agent is hereby authorized and directed to declare this Second Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 5 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 6.    Miscellaneous.
6.1    Confirmation. The provisions of the Credit Agreement, as amended by this Second Amendment, shall remain in full force and effect following the effectiveness of this Second Amendment.
6.2    Ratification and Affirmation; Representations and Warranties. Each of the Borrower and the Foreign Borrower hereby (a) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party (including, for the avoidance of doubt, the Guaranty, dated as of October 3, 2013 by the Borrower in favor of the Administrative Agent and each reference in such Guaranty to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Second Amendment and as otherwise amended, restated, supplemented, replaced or otherwise modified from time to time) and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby; and (b) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Second Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date and (ii) no Default or Event of Default has occurred and is continuing.
6.3    No Waiver; Loan Document. The execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the Amendment Effective Date, this Second Amendment shall for all purposes constitute a Loan Document.
6.4    Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Second Amendment by facsimile or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.
6.5    NO ORAL AGREEMENT. THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. AS OF THE DATE OF THIS SECOND AMENDMENT, THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.
6.6    GOVERNING LAW. THIS SECOND AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first written above.

BORROWER:	NOBLE ENERGY, INC.

	By:	/s/ Gerald M. Stevenson
	Name:	Gerald M. Stevenson
	Title:	Vice President and Treasurer

Second Amendment Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first written above.

FOREIGN BORROWER:	NBL INTERNATIONAL FINANCE B.V.

	By:	/s/ Socrates A. Hadjisavvas
	Name:	Socrates A. Hadjisavvas
	Title:	Director A

	By:	/s/ Dirk Jan van Klink
	Name:	Dirk Jan van Klink
	Title:	Director B

Second Amendment Signature Page

LENDERS:	JPMORGAN CHASE BANK, N.A., individually as a Lender, as the Administrative Agent, as an Issuing Bank and as a Swingline Lender

	By:	/s/ Debra Hrelja
	Name:	Debra Hrelja
	Title:	Vice President

Second Amendment Signature Page

BANK OF AMERICA, N.A., individually as a Lender, as an Issuing Bank and as a Swingline Lender

By:	/s/ Greg Hall
Name:	Greg Hall
Title:	Assistant Vice President

Second Amendment Signature Page

CITIBANK, N.A., individually as a Lender, as an Issuing Bank and as a Swingline Lender

By:	/s/ Maureen Maroney
Name:	Maureen Maroney
Title:	Vice President

Second Amendment Signature Page

DNB CAPITAL LLC, individually as a Lender

By:	/s/ Stian Lovseth
Name:	Stian Lovseth
Title:	First Vice President

By:	/s/ Cathleen Buckley
Name:	Cathleen Buckley
Title:	Senior Vice President

DNB BANK ASA, NEW YORK BRANCH, as an Issuing Bank

By:	/s/ Stian Lovseth
Name:	Stian Lovseth
Title:	First Vice President

By:	/s/ Cathleen Buckley
Name:	Cathleen Buckley
Title:	Senior Vice President

Second Amendment Signature Page

MIZUHO BANK, LTD., individually as a Lender and as an Issuing Bank

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Authorized Signatory

Second Amendment Signature Page

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., individually as a Lender and as an Issuing Bank

By:	/s/ Kevin Sparks
Name:	Kevin Sparks
Title:	Vice President

Second Amendment Signature Page

BARCLAYS BANK PLC, individually as a Lender

By:	/s/ Vanessa Kurbatskiy
Name:	Vanessa Kurbatskiy
Title:	Vice President

Second Amendment Signature Page

BBVA COMPASS, individually as a Lender

By:	/s/ Rhianna Disch
Name:	Rhianna Disch
Title:	Vice President

Second Amendment Signature Page

BNP PARIBAS, individually as a Lender

By:	/s/ Ann Rhoads
Name:	Ann Rhoads
Title:	Managing Director

By:	/s/ Sriram Chandrasekaran
Name:	Sriram Chandrasekaran
Title:	Director

Second Amendment Signature Page

DEUTSCHE BANK AG NEW YORK BRANCH, individually as a Lender

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

By:	/s/ Ross Levitsky
Name:	Ross Levitsky
Title:	Managing Director

Second Amendment Signature Page

GOLDMAN SACHS BANK (USA), individually as a Lender

By:	/s/ Rebecca Kratz
Name:	Rebecca Kratz
Title:	Authorized Signatory

Second Amendment Signature Page

HSBC BANK (USA) NA, individually as a Lender

By:	/s/ Douglas A. Whiddon
Name:	Douglas A. Whiddon
Title:	Director

Second Amendment Signature Page

SOCIÉTÉ GÉNÉRALE, individually as a Lender

By:	/s/ Diego Medina
Name:	Diego Medina
Title:	Vice President

Second Amendment Signature Page

SUMITOMO MITSUI BANKING CORPORATION, individually as a Lender

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

Second Amendment Signature Page

U.S. BANK NATIONAL ASSOCIATION, individually as a Lender

By:	/s/ John Prigge
Name:	John Prigge
Title:	Vice President

Second Amendment Signature Page

WELLS FARGO BANK, N.A., individually as a Lender

By:	/s/ Nathan Starr
Name:	Nathan Starr
Title:	Portfolio Manager

Second Amendment Signature Page

EXPORT DEVELOPMENT CANADA, individually as a Lender

By:	/s/ Tamara Fathi
Name:	Tamara Fathi
Title:	Senior Associate

By:	/s/ Ladislau Papara
Name:	Ladislau Papara
Title:	Financing Manager

Second Amendment Signature Page

THE BANK OF NOVA SCOTIA, individually as a Lender

By:	/s/ John Frazell
Name:	John Frazell
Title:	Director - US Energy

Second Amendment Signature Page

BMO HARRIS FINANCING, INC., individually as a Lender

By:	/s/ Matthew L. Davis
Name:	Matthew L. Davis
Title:	Vice President

Second Amendment Signature Page

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH individually as a Lender

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

By:	/s/ William M. Reid
Name:	William M. Reid
Title:	Authorized Signatory

Second Amendment Signature Page

COMMONWEALTH BANK OF AUSTRALIA, individually as a Lender

By:	/s/ William Ho
Name:	William Ho
Title:	Senior Associate

Second Amendment Signature Page

DBS BANK LTD., individually as a Lender

By:	/s/ Jacqueline Tan
Name:	Jacqueline Tan
Title:	Senior Vice President

Second Amendment Signature Page

FIFTH THIRD BANK, individually as a Lender

By:	/s/ Larry Hayes
Name:	Larry Hayes
Title:	Director

Second Amendment Signature Page

MORGAN STANLEY BANK, N.A, individually as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Second Amendment Signature Page

ROYAL BANK OF CANADA, individually as a Lender

By:	/s/ Jay Sartain
Name:	Jay Sartain
Title:	Authorized Signatory

Second Amendment Signature Page

TORONTO DOMINION ( NEW YORK ) LLC, individually as a Lender

By:	/s/ Ryan Karim
Name:	Ryan Karim
Title:	Authorized Signatory

Second Amendment Signature Page

BANK OF CHINA, NEW YORK BRANCH, individually as a Lender

By:	/s/ Dong Yuan
Name:	Dong Yuan
Title:	Executive Vice President

Second Amendment Signature Page

BRANCH BANKING AND TRUST COMPANY, individually as a Lender

By:	/s/ DeVon J. Lang
Name:	DeVon J. Lang
Title:	Senior Vice President

Second Amendment Signature Page

PNC BANK, NATIONAL ASSOCIATION, individually as a Lender

By:	/s/ Tom Byargeon
Name:	Tom Byargeon
Title:	Managing Director

Second Amendment Signature Page

LLOYDS TSB BANK PLC, individually as an Exiting Lender solely for purposes of Section 4.

By:	/s/ Erin Doherty
Name:	Erin Doherty
Title:	Assistant Vice President - D006

By:	/s/ Daven Popat
Name:	Daven Popat
Title:	Senior Vice President - P003

Second Amendment Signature Page

STANDARD CHARTERED BANK, individually as an Exiting Lender solely for purposes of Section 4.

By:	/s/ Felipe Macia
Name:	Felipe Macia
Title:	Managing Director

By:	/s/ Hsing H. Huang
Name:	Hsing H. Huang
Title:	Associate Director

Second Amendment Signature Page

SCHEDULE II

NAME OF LENDER	COMMITMENTS
JPMorgan Chase Bank, N.A.	$270,000,000.00
Bank of America, N.A.	$270,000,000.00
Citibank, N.A.	$270,000,000.00
DNB Capital LLC	$270,000,000.00
Mizuho Bank, Ltd.	$270,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$270,000,000.00
Barclays Bank PLC	$150,000,000.00
BBVA Compass	$150,000,000.00
BNP Paribas	$150,000,000.00
Deutsche Bank AG New York Branch	$150,000,000.00
Goldman Sachs Bank USA	$150,000,000.00
HSBC Bank (USA) NA	$150,000,000.00
Société Générale	$150,000,000.00
Sumitomo Mitsui Banking Corporation	$150,000,000.00
U.S. Bank National Association	$150,000,000.00
Wells Fargo Bank, N.A.	$150,000,000.00
Export Development Canada	$85,000,000.00
The Bank of Nova Scotia	$75,000,000.00
BMO Harris Financing, Inc.	$75,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	$75,000,000.00
Commonwealth Bank of Australia	$75,000,000.00
DBS Bank Ltd.	$75,000,000.00
Fifth Third Bank	$75,000,000.00
Morgan Stanley Bank, N.A.	$75,000,000.00
Royal Bank of Canada	$75,000,000.00
Toronto Dominion ( New York ) LLC	$75,000,000.00
Bank of China, New York Branch	$40,000,000.00
Branch Banking and Trust Company	$40,000,000.00
PNC Bank, National Association	$40,000,000.00
TOTAL	$4,000,000,000.00

Schedule II

SCHEDULE IIA
SCHEDULE OF SWINGLINE COMMITMENTS

NAME OF SWINGLINE LENDER	SWINGLINE COMMITMENTS
JPMorgan Chase Bank, N.A.	$200,000,000
Citibank, N.A.	$200,000,000
Bank of America, N.A.	$200,000,000
TOTAL	$600,000,000

Schedule IIA

SCHEDULE IIB
SCHEDULE OF LC COMMITMENTS

NAME OF ISSUING BANK	LC COMMITMENTS
JPMorgan Chase Bank, N.A.	$75,000,000
Citibank, N.A.	$75,000,000
Bank of America, N.A.	$75,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$75,000,000
Mizuho Bank, Ltd.	$75,000,000
DNB Bank ASA, New York Branch	$75,000,000
TOTAL	$450,000,000

Schedule IIB

Annex A
Maximum Amount of Non-Cash Impairment to Stockholders’ Equity
Resulting from Non-Cash Write Downs Of Oil And Gas Assets
as of June 30, 2015
Maximum Amount    $1,646,792,000.00

Annex A